CUSIP No. 29668H104	13G	Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Essa Pharma Inc.

Dated:	February 12, 2021

OMEGA FUND IV, L.P.

BY:	Omega Fund IV GP, L.P.
ITS:	GENERAL PARTNER

BY:	Omega Fund IV G.P. Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ * Deirdre A. Cunnane, as Attorney-in-Fact
Name: Anne-Mari Paster
Title: Director

OMEGA FUND IV GP, L.P.

BY:	Omega Fund IV G.P. Manager, Ltd.
ITS:	GENERAL PARTNER

By:	/s/ * Deirdre A. Cunnane, as Attorney-in-Fact
Name: Anne-Mari Paster
Title: Director

OMEGA FUND IV G.P. MANAGER, LTD.

By:	/s/ * Deirdre A. Cunnane, as Attorney-in-Fact
Name: Anne-Mari Paster
Title: Director

/s/ * Deirdre A. Cunnane, as Attorney-in-Fact
Otello Stampacchia

/s/ * Deirdre A. Cunnane, as Attorney-in-Fact
Anne-Mari Paster